Exhibit 99

FOR IMMEDIATE RELEASE:

Virginia Commerce Bancorp, Inc. Announces Capital Raise of $10 Million

- Shares to be issued in direct placement at $5.25 per share -

- Warrants may be exercised for an additional $11.4 million at $6.00 per share -

ARLINGTON, VA, Friday, September 24, 2010 - Virginia Commerce Bancorp, Inc. (NASDAQ: VCBI) (the “Company”), announced that it has entered into agreements with several institutional investors for a direct placement of $10.0 million of common stock at a price of $5.25 per share. The Company will issue a total of 1,904,766 shares to the institutional investors.

In addition, the Company will issue to the investors two warrants exercisable for shares of common stock, which, if fully exercised, would provide an additional $11.4 million in gross proceeds to the Company. The warrants each have an exercise price of $6.00 per share, which represents a 14.3% premium to the offering price of the shares of common stock sold in the direct placement. The Series A Warrants, exercisable for a total of 952,383 shares of common stock, will be exercisable for a period of seven months following the closing date. The Series B Warrants, also exercisable for a total of 952,383 shares of common stock, will be exercisable for a period of twelve months following the closing date.

The Company anticipates that the additional capital from this investment will be used for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support the Company’s growth, acquisitions or other business combinations, the future repayment of a portion of the Company’s financial commitment in the U.S. Treasury’s TARP Capital Purchase Program, when appropriate and subject to receipt of the necessary approvals, and the continued strengthening of the Company’s balance sheet.

Peter A. Converse, President and Chief Executive Officer, said, “Virginia Commerce Bancorp is pleased to have completed this capital transaction, which is the most recent in a series of capital formation steps taken by our Company over the last several years. This additional capital will support our growth and our continued service to our customers.”

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as the exclusive placement agent for the transaction.

The securities described above are being offered pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov or by request at info@rodm.com.

ABOUT VIRGINIA COMMERCE BANCORP, INC.

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the “Bank”), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through twenty-eight branch offices, one residential mortgage office and one Wealth Management Services office, principally to individuals and small-to-medium size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, level of capital and expectations as to future trends, plans, events or results of Company operations and policies, including, without limitation, possible gross proceeds from future exercise of the warrants and the use of proceeds. When we use words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases, you should consider them as identifying forward-looking statements, which are not guarantees of future performance. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this release and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

For further information contact:

William K. Beauchesne

Treasurer and Chief Financial Officer

(703) 633-6120

wbeauchesne@vcbonline.com